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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K

                          ___________________________

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



               Date of Report (Date of Earliest Event Reported):
                               SEPTEMBER 16, 1997

                          ___________________________


                             HARBOUR CAPITAL CORP.
             (Exact name of registrant as specified in its charter)



     DELAWARE                            33-57982-D                84-1204841
(State of Incorporation)           (Commission File No.)        (I.R.S. Employer
                                                               Identification No.)


                              GREENBRIER TOWER II
                        870 GREENBRIER CIRCLE, SUITE 400
                          CHESAPEAKE, VIRGINIA  23310
                    (Address of principal executive offices)


                                 (757) 938-9863
              (Registrant's telephone number, including area code)


                              3127 RAMSHORN DRIVE
                          CASTLE ROCK, COLORADO  80104
         (Former name or former address, if changed since last report.)
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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

           Not applicable.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS


ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

                 Not applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

                 Not applicable.

ITEM 5.  OTHER EVENTS

           The Board of Directors and a majority of the stockholders of the Company approved (i) an Amendment to the Company's Articles of Incorporation (the "Amendment") in order to increase the Company's authorized capital and
(ii) a Plan of Recapitalization (the "Plan") to effect a forward share split. The Amendment increasing the authorized capital became effective on September 16, 1997 and the Plan became effective at the close of business on that same date (the "Effective Date").

         Prior to the Amendment, the certificate of incorporation of the Company authorized the issuance of 4,000,000 shares of Common Stock; as amended, the certificate of incorporation authorizes the issuance of 50,000,000 shares of Common Stock. The actual number of authorized shares of Common Stock has been increased by the Amendment by a greater percentage than the percentage necessary to effect the share split. The Board of Directors believes that the Company will likely require this number of shares of authorized Common Stock in order to raise additional capital in public and private transactions, to effect mergers or acquisitions, to reward its employees through stock option plans and to reserve Common Stock for issuance upon exercise of options and warrants.
The Board of Directors believes the additional authorization will provide the Company with sufficient authorized shares to fulfill current obligations and meet projected growth plans for the next five years.

         On the Effective Date, each one outstanding share of the Company's Common Stock was automatically converted into seven shares of Common Stock.
The share split was effected on the Company's transfer records by the Company's transfer agent on the Effective Date and the transfer agent has sent certificates for the additional shares to each shareholder of record as of the close of business on the Effective Date. The Company did not issue fractional shares pursuant to the share split, but instead issued one whole share to any stockholder who would otherwise be entitled to receive a fractional share. The principal effect of the share split was to increase the number of shares issued and outstanding from 2,528,246 shares to approximately 17,697,750, the actual number being dependent upon the number of whole shares issued in elimination of fractional shares to beneficial holders whose shares are held in nominee broker accounts. The share split will not have any immediate effect on any stockholder's proportionate interest in the Company, including the proportionate interest of management, except for the de minimis effect on those stockholders who receive one whole share in lieu of a fractional share. Stockholders' proportionate interest will change only upon the sale and issuance of additional securities. The number of shares issuable upon exercise





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of outstanding Class A Warrants and Class B Warrants (the "Warrants") will also be increased by the same seven for one ratio and the exercise price per share will be proportionately adjusted.

         All of the shares of the Company's Common Stock issued and outstanding at the close of business on September 12, 1997 (the "Record Date") were entitled to vote on the corporate actions described above. Stockholder approval of those corporate actions was obtained pursuant to Section 228 of the Delaware General Corporation Law, which provides that any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent setting forth the action so taken is signed by stockholders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Company has received and filed with the minutes of stockholder meetings the written consent to the approval of the Plan and Amendment signed by stockholders holding an aggregate of 2,508,080 shares of Common Stock, or 99.2% of the shares of Common Stock entitled to vote and has given the written notice of the taking of the actions without a meeting as required by Delaware law. Substantially all of the shares voted for such approval are owned by officers and directors of the Company.

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.

         Not applicable.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         Not applicable

ITEM 8.  CHANGE IN FISCAL YEAR.

         Not applicable.

ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

         Not applicable.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        HARBOUR CAPITAL CORP.


Date:  September 16, 1997               By:  /s/ R. Thomas Kidd
                                           ------------------------------------
                                             R. Thomas Kidd, Chairman of the
                                             Board, Chief Executive Officer
                                             and President






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